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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 22, 1997
                                                        (January 21, 1997)
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                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

   0-10592                                                14-1630287
(Commission File Number)                    (IRS Employer Identification No.)
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                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (518) 377-3311
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



TrustCo Bank Corp NY


Item 5.           Other Events

                  Two press releases were issued on January 21, 1997, discussing fourth quarter and year-to-date results for 1996. Attached are the press releases labeled as exhibits 99(a) and 99(b).




Item 7.           (c) Exhibits


         Reg S-K Exhibit No.               Description
                  99(a)                   One   page    press release dated
                                          January  21, 1997,with fourth quarter
                                          1996 and 1996 year-to-date results.

                  99(b) Press release dated January 21, 1997, with fourth quarter 1996 and 1996 year-to-date results.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 22, 1997

                                     TrustCo Bank Corp NY
                                     (Registrant)


                                     By:/s/ Robert T. Cushing
                                            Robert T. Cushing
                                            Vice President and
                                            Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.                Description                     Page
------------------         ----------------------------         ----------
      99(a)                One page press release dated             5
                           January 22, 1997,
                           highlighting fourth quarter
                           1996 and 1996 year-to-date
                           results.


      99(b)                Press release dated January              6
                           22, 1997, highlighting fourth
                           quarter 1996 and 1996 year-
                           to-date results.

                                                  Exhibit 99(a)

TRUSTCO
Bank Corp NY                                       News Release
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192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                    NASDAQ -- TRST

Contact:                   William F. Terry
                  Senior Vice President and Secretary
                  518-381-3611

Schenectady, New York -- January 21, 1997

FOR IMMEDIATE RELEASE:

TrustCo Bank Corp NY
(dollars in thousands, except per share data)                  1996                      1995
                                                               ----                      ----

Three Months Ended

         December 31:
         Net Income                                     $     7,634                     6,920
                                                         ----------                 ===========

Average Equivalent
  Shares Outstanding                                     21,163,000                20,939,000

         Net Income per Share                                 $0.36                      0.33
                                                               ----                      ====

Twelve Months Ended
         December 31:
         Net Income                                      $   28,699                    25,527
                                                          ---------                 ---------

Average Equivalent
  Shares Outstanding                                     21,022,000                20,740,000

         Net Income per Share                                 $1.37                      1.23
                                                               ----                      ====

Total Nonperforming Loans                                   $14,035                    15,658
Total Nonperforming Assets                                   20,553                    19,390
Allowance for Loan Losses                                    51,561                    48,320
Allowance as a Percentage
  of Total Loans                                              4.15%                      3.94


                                                   -30-

                                                     Exhibit 99(b)

TRUSTCO
Bank Corp NY                                         News Release
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192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                            NASDAQ -- TRST

Contact:

                  William F. Terry
                  Senior Vice President and Secretary
                  518-381-3611


FOR IMMEDIATE RELEASE:


                        TRUSTCO ANNOUNCES FOURTH QUARTER
                           AND FULL YEAR 1996 RESULTS

Schenectady, New York -- January 21, 1997

TrustCo Bank Corp NY (Nasdaq: TRST) today announced financial results for 1996. Net income for the year ended December 31, 1996, was $28.7 million, resulting in $1.37 per share, which represents an increase of 12% and 11% respectively over the 1995 full year results of $25.5 million and $1.23 per share. Net income for the three months ended December 31, 1996, was $7.6 million or $0.36 per share, compared to $6.9 million, or $0.33 a share for the fourth quarter of 1995. Both the full year and fourth quarter results represent record earnings for TrustCo. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

"Our 1996 results continue to be outstanding. We achieved significant goals during the year, not the least of which was a return on equity of 19.05% for the year. During the fourth quarter our return on equity was approximately 19.6%. These results met our expectations for 1996, and we are well positioned for continued increases in net income for 1997. Our 1997 goal for return on equity is 20% for the full year," said Mr. McCormick. Average assets of $2.22 billion for the year 1996 increased by $147.1 million or 7.10% over the comparable period in 1995. Likewise, average earning assets increased by 7.15% during the same time periods. Net interest margin decreased slightly from 4.18% in 1995 to 4.07% in 1996. The decrease in net interest margin is attributable to the relatively large balance of assets that TrustCo has in overnight investments. Commenting on this, Mr. McCormick stated, "TrustCo actively manages its balance sheet to achieve superior performance in both a rising and falling interest rate environment. We have taken steps to position the Company

                                     -more-
to take advantage of changes in interest rates, which over the long run will provide an enhanced level of net interest income to the Company. At TrustCo we stress the importance of making strategic decisions that will benefit our shareholders for years to come."

Other highlights of the 1996 results are as follows:

o The dividends paid on TrustCo common stock were $0.99 per share for 1996 compared to $0.88 per share in 1995. For 1996 TrustCo paid out in excess of 70% of net income to its shareholders in the form of cash dividends on its common stock. Mr. McCormick noted, "The most important constituents of this Company are its shareholders. We retain within the Company sufficient capital to meet all of the regulatory requirements and to meet our needs for growth. I believe very strongly that capital generated in excess of our needs should, and will, be returned to our shareholders via dividends."
               TrustCo has increased the annual cash dividend each year since 1983, by an average of approximately 19%.

                                     -more-

o The allowance for loan losses was increased to $51.6 million for 1996 from $48.3 million at year end 1995. The allowance for loan losses has been established over the years as a reserve against future losses on loans that become nonperforming. As a measure of the sufficiency of this reserve, TrustCo's allowance is in excess of 15 times greater than the net loans charged off for all of 1996.

o One of the most insightful measures of cost control over a bank's operations is the efficiency ratio. That ratio measures the relative cost of operating a bank in relation to the recurring net revenues that the bank generates. The lower the ratio, the more financially efficient the bank is operating. TrustCo achieved a 39.5% efficiency ratio for 1996, and 42.5% for 1995. "We are very proud of the efficient way in which TrustCo operates. Our philosophy stresses cost control at all levels within the organization, and every one of our employees is expected to contribute to this goal," stated Mr. McCormick. To help put TrustCo's strong performance with respect to efficiency ratio into perspective, Mr. McCormick noted, "A general goal for other banks is to achieve an efficiency ratio of 60%, as compared to our actual 1996 results of 39.5%. The difference between our efficiency ratio of 39.5% and other banks' goal of 60% is approximately $20.9 million of additional cost that we have eliminated from our operations. Now that is world class."



                                     -more-

       The TrustCo branch expansion program continued in 1996 with the opening of the 48th Trustco Bank branch at Malta 4 Corners and the relocation of the Shoppers World branch in Clifton Park.

       TrustCo Bank Corp NY serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 48 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $950 million of assets under management.



                                                       -30-



TRUSTCO BANK CORP NY                                             Page 1
SCHENECTADY, NY

FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)
                                                Three Months Ended

                                           12/31/96    09/30/96  12/31/95

Summary of operations
   Net interest income (TE)                $21,591      21,479    20,824
   Provision for loan losses                 1,670         943     2,960
   Net gain/(loss) from
       securities transactions                (194)     (1,291)     (526)
   Noninterest income                        3,946       3,700     3,511
   Noninterest expense                      10,646      10,248    10,132
   Net income                                7,634       7,467     6,920

Per common share (1)
   Net income                                 0.36        0.36      0.33
   Cash dividends                             0.28        0.24      0.24
   Book value at period end                   7.97        7.74      7.89
   Market price at period end                21.38       20.65     19.24

At period end
   Full time equivalent employees             438         427       434
   Full service banking offices                48          48        47

Performance ratios
   Return on average assets                  1.36%       1.32      1.27
   Return on average equity (2)             19.59       19.60     19.21
   Efficiency (3)                           39.40       39.23     40.54
   Net interest spread (TE)                  3.60        3.55      3.58
   Net interest margin (TE)                  4.04        3.98      4.03
   Dividend payout ratio                    73.36       65.25     70.09

Capital ratios at period end (4)
   Total equity to assets                    6.96        6.91      7.36
   Tier 1 risk adjusted capital             12.99       12.96     12.45
   Total risk adjusted capital              14.28       14.25     13.73

Asset quality analysis at period end
   Nonperforming loans to total loans        1.13        0.93      1.28
   Nonperforming assets to total assets      0.91        0.80      0.89
   Allowance for loan losses to total loans  4.15        4.16      3.94
   Coverage ratio (5)                        3.7 X       4.5 X     3.1 X

(1) All share and per share information has been restated for the effect of the 15% stock split declared August, 1996.
(2) Average equity excludes the effect of the market value adjustment for securities available for sale.
(3) Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4) Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5) Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


FINANCIAL HIGHLIGHTS, Continued                           Page 2

                                                  Twelve Months Ended
                                                 12/31/96    12/31/95
Summary of operations
   Net interest income (TE)                      $87,007      83,451
   Provision for loan losses                       6,577      12,698
   Net gain/(loss) from
    securities transactions                       (4,536)        243
   Noninterest income                             14,849      13,824
   Noninterest expense                            42,015      44,440
   Net income                                     28,699      25,527

Per common share (1)
   Net income                                      1.37        1.23
   Cash dividends                                  0.99        0.88
   Book value at period end                        7.97        7.89
   Market price at period end                     21.38       19.24

Performance ratios
   Return on average assets                        1.29%       1.23
   Return on average equity (2)                   19.05       18.03
   Efficiency (3)                                 39.51       42.52
   Net interest spread (TE)                        3.65        3.75
   Net interest margin (TE)                        4.07        4.18
   Dividend payout ratio                          70.38       69.55


CONSOLIDATED BALANCE SHEETS                               Page 3
(dollars in thousands)


                                                12/31/96           12/31/95
ASSETS
  Loans, net                                  $1,190,321          1,177,822
  Securities available for sale                  618,670            640,206
  Federal funds sold                             310,000            239,000
                                               ----------         ---------
    Total earning assets                       2,118,991          2,057,028

  Cash and due from banks                         45,779             50,889
  Bank premises and equipment                     23,098             25,008
  Other assets                                    73,912             43,260
                                               ---------          ---------
     Total assets                             $2,261,780          2,176,185
                                               =========          =========
LIABILITIES
  Deposits:
     Demand                                     $123,553            111,743
     Now accounts                                236,264            231,107
     Savings                                     661,915            649,033
     Money Market                                 61,131             69,434
     Certificates of deposit > $100 thou          89,793             84,210
     Other time deposits                         780,490            785,122
                                               ---------          ---------
       Total deposits                          1,953,146          1,930,649

  Short-term borrowings                          111,662             56,654
  Other liabilities                               34,572             28,783
                                               ---------          ---------
       Total liabilities                       2,099,380          2,016,086

SHAREHOLDERS' EQUITY                             162,400            160,099
                                               ---------          ---------
     Total liabilities and
       shareholders' equity                   $2,261,780          2,176,185
                                               =========          =========
Number of common shares
  outstanding, in thousands                       20,388             20,284

CONSOLIDATED STATEMENTS OF INCOME                         Page 4
(dollars in thousands, except per share data)


                                              Three Months Ended
                                        12/31/96    09/30/96  12/31/95
Interest income
     Loans                              $26,796      26,642    27,462
     Investments                         10,208       9,050    11,503
     Federal funds sold                   4,723       5,898     3,018
                                         ------      ------    ------
          Total interest income          41,727      41,590    41,983

Interest expense
     Deposits                            19,533      19,379    20,953
     Borrowings                           1,357       1,406       757
                                         ------      ------    ------
          Total interest expense         20,890      20,785    21,710
                                         ------      ------    ------
          Net interest income            20,837      20,805    20,273

Provision for loan losses                 1,670         943     2,960
                                         ------      ------    ------
          Net interest income after
            provision for loan losse     19,167      19,862    17,313

Net gain/(loss) from securities
            transactions                   (194)     (1,291)     (526)
Noninterest income                        3,946       3,700     3,511
Noninterest expense                      10,646      10,248    10,132
                                         ------      ------    ------
Income before income taxes               12,273      12,023    10,166
Income tax expense                        4,639       4,556     3,246
                                         ------      ------    ------
Net income                              $ 7,634       7,467     6,920
                                         ======      ======    ======

Net income per share                    $ 0.36        0.36      0.33
Avg equivalent shares outstanding,
         in thousands                    21,163      21,025    20,939


CONSOLIDATED STATEMENTS OF INCOME                         Page 5
(dollars in thousands, except per share data)


                                                 Twelve Months Ended
                                                 12/31/96    12/31/95
Interest income
     Loans                                       $107,111     107,060
     Investments                                   41,902      41,949
     Federal funds sold                            17,634      12,543
                                                  -------     -------
          Total interest income                   166,647     161,552

Interest expense
     Deposits                                      77,749      78,355
     Borrowings                                     4,593       1,845
                                                  -------     -------
          Total interest expense                   82,342      80,200
                                                  -------     -------
          Net interest income                      84,305      81,352

Provision for loan losses                           6,577      12,698
                                                  -------     -------
          Net interest income after
            provision for loan losses              77,728      68,654

Net gain/(loss) from securities
     transactions                                  (4,536)        243
Noninterest income                                 14,849      13,824
Noninterest expense                                42,015      44,440
                                                  -------     -------
Income before income taxes                         46,026      38,281
Income tax expense                                 17,327      12,754
                                                  -------     -------
Net income                                        $28,699      25,527
                                                  =======     =======

Net income per share                              $ 1.37        1.23
Avg equivalent shares outstanding,
         in thousands                              21,022      20,740


CONSOLIDATED AVERAGE BALANCE SHEETS                       Page 6
(in thousands)


                                             Three Months Ended
                                        12/31/96    09/30/96    12/31/95
Total assets                          $2,239,138   2,245,249   2,156,948
Shareholders' equity                     160,610     153,273     151,265
Total loans                            1,232,449   1,222,591   1,219,014
Interest earning assets                2,144,806   2,162,913   2,076,697
Interest bearing liabilities           1,926,527   1,944,910   1,872,741



                                             Twelve Months Ended
                                        12/31/96    12/31/95
Total assets                          $2,220,535   2,073,391
Shareholders' equity                     155,927     145,469
Total loans                            1,227,407   1,187,929
Interest earning assets                2,136,826   1,994,240
Interest bearing liabilities           1,922,193   1,800,008





